UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
  reported:  March 19, 2007


                           AMR CORPORATION
     (Exact name of registrant as specified in its charter)


        Delaware                  1-8400                75-1825172
(State of Incorporation)  (Commission File Number)    (IRS Employer
                                                    Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas             76155
 (Address of principal executive offices)              (Zip Code)


                           (817) 963-1234
                  (Registrant's telephone number)



   (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 8.01 Other Events

AMR Corporation is filing herewith its Eagle Eye communication to investors. This document includes (a) actual unit cost, fuel price, capacity and traffic information for January and February and (b) forecasts of unit cost, revenue performance, fuel prices and fuel hedging, capacity and traffic estimates, liquidity expectations, other income/expense estimates and share count.


                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMR CORPORATION



                                        /s/ Kenneth W. Wimberly
                                            Kenneth W. Wimberly
                                            Corporate Secretary



Dated:  March 19, 2007

AMR EAGLE EYE

March 19, 2007

Statements in this report contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. When used in this document, the words "expects", "plans," "anticipates," "indicates," "believes," "forecast," "guidance," "outlook", "may," "will," "should" and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, without limitation, the Company's expectations concerning operations and financial conditions, including changes in capacity, revenues and costs; future financing plans and needs; overall economic and industry conditions; plans and objectives for future operations; and the impact on the Company of its results of operations in recent years and the sufficiency of its financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this report are based on information available to the Company on the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. This document includes forecasts of unit cost and revenue performance, fuel prices and fuel hedging, capacity and traffic estimates, other income/expense estimates, share count, and statements regarding the Company's liquidity, each of which is a forward-looking statement. Forward-looking statements are subject to a number of factors that could cause the Company's actual results to differ materially from the Company's expectations. The following factors, in addition to other possible factors not listed, could cause the Company's actual results to differ materially from those expressed in forward-looking statements: the materially weakened financial condition of the Company, resulting from its significant losses in recent years; the ability of the Company to generate additional revenues and significantly reduce its costs; changes in economic and other conditions beyond the Company's control, and the volatile results of the Company's operations; the Company's substantial indebtedness and other obligations; the ability of the Company to satisfy existing financial or other covenants in certain of its credit agreements; continued high fuel prices and further increases in the price of fuel, and the availability of fuel; the fiercely competitive business environment faced by the Company, and historically low fare levels; competition with reorganized and reorganizing carriers; the Company's reduced pricing power; the Company's likely need to raise additional funds and its ability to do so on acceptable terms; changes in the Company's business strategy; government regulation of the Company's business; conflicts overseas or terrorist attacks; uncertainties with respect to the Company's international operations; outbreaks of a disease (such as SARS or avian flu) that affects travel behavior; uncertainties with respect to the Company's relationships with unionized and other employee work groups; increased insurance costs and potential reductions of available insurance coverage; the Company's ability to retain key management personnel; potential failures or disruptions of the Company's computer, communications or other technology systems; changes in the price of the Company's common stock; and the ability of the Company to reach acceptable agreements with third parties. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K for the year ended December 31, 2006.


This Eagle Eye provides updated guidance for the first quarter and the full year 2007.

Performance Update

Costs:  Unit cost forecasts are attached.

Revenue: First quarter mainline passenger unit revenue is expected to increase between 3.5% and 4.5% year over year. First quarter consolidated passenger unit revenue is expected to increase between 2.7% and 3.7% year over year. In the Other Revenue category, year over year improvements are expected to continue to moderate as prior year comparables become more difficult.

Liquidity: We expect to end the first quarter with a cash and short-term investment balance of approximately $6 billion, including nearly $500 million in restricted cash and short-term investments.




                                Kenji Hashimoto
                                Managing Director, Investor Relations




AMR EAGLE EYE

Fuel Forecast

Fuel Hedge Position:
    1Q07:  Hedged on 29% of consumption at an average cap of $66/bbl
    WTI Crude

AMR Fuel Price (Including Effective Hedges and Taxes) and Consumption
                                      Actual             Forecast
                                    Jan    Feb      Mar    1Q07     2007
    Fuel Price (dollars/gal)       1.84   1.79     1.87    1.84     1.98
    Fuel Consumption (MM gals)    263.7  233.8    264.8   762.3  3,107.8

Unit Cost Forecast (cents)

AMR Consolidated Cost per ASM
                                      Actual             Forecast
                                    Jan    Feb      Mar    1Q07     2007
    AMR Cost per ASM 1/           11.46  11.84    11.31   11.52    11.51
    AMR Cost per ASM (ex-fuel) 2/  8.35   8.79     8.16    8.42     8.19


American Mainline Cost per ASM
                                      Actual             Forecast
                                    Jan    Feb      Mar    1Q07     2007
    AA Cost per ASM 1/            10.87  11.20    10.70   10.91    10.90
    AA Cost per ASM (ex-fuel) 2/   7.85   8.23     7.63    7.89     7.67

Note: The increase in ex-fuel CASM versus prior guidance is mostly attributable to reduced capacity associated with weather related cancellations January 1 through March 18. During this period, American Airlines cancelled 2.5 percent of 1Q07's expected departures due to weather.

       American Airlines has an Annual Incentive Plan (AIP) and Profit Sharing Program that provide variable compensation that rewards frontline employees when American Airlines achieves certain financial and customer service targets.

       AIP has two components:
	 1. Customer Service pays out to eligible employees on a quarterly basis up to $1,200 per employee per year when
	    American Airlines performs well in the monthly customer service measures in Survey America and in the A + 14 Dependability statistics tracked by the Department of Transportation. Since 2004, the Company has paid out more than $46 million in AIP Customer Service payments to employees.
   	 2. Financial payments are based on the Company's financial results. This pays out 2.5 percent of wages when American Airlines records a 5 percent annual pre-tax margin. If the pre-tax margin reaches 10 percent, these annual awards rise to 5 percent of wages.  And, if the pre-tax margin reaches
          15 percent, these annual awards pay out 10 percent of wages.

   	Profit Sharing pays cash awards to all eligible employees when American Airlines exceeds $500 million in pre-tax earnings. Generally, the profit sharing plan provides for a profit sharing pool for eligible employees equal to 15 percent of pre-tax income of American Airlines in excess of $500 million.

   	Based on current conditions, the Company's most recently prepared internal forecast for the full year 2007 contains an accrual for profit sharing. There can be no assurance that the Company's forecast will approximate actual results. Additionally, reductions in forecasted pre-tax earnings from a previous quarter could result in the reversal of a portion or all of the previously recorded profit sharing expense.

   	For more information regarding these plans, please see the Company's 2006 Form 10-K.



AMR EAGLE EYE

Capacity and Traffic Forecast (millions)

AA Mainline Operations
                                     Actual              Forecast
                                   Jan     Feb      Mar    1Q07     2007
    ASMs                        14,486  12,726   14,595  41,807  171,307
      Domestic                   9,280   8,191    9,430  26,901  109,205
      International              5,206   4,535    5,165  14,906   62,103

    Traffic                     10,902   9,737   11,990  32,630  138,272

Regional Affiliate Operations
                                     Actual              Forecast
                                   Jan     Feb      Mar    1Q07     2007
    ASMs                         1,140     998    1,147   3,285   13,865

    Traffic                        730     690      840   2,260   10,177

Below the Line Income/Expense

Total Other Income (Expense) is estimated at $(164) million in the first quarter of 2007.

Share Count (millions)

                             1Q 2007
     Earnings            Basic    Diluted
     Over $66 million     236       297
     $49 - $65 million    236       282
     $0 - $48 million     236       265
     Loss                 236       236


                             FY 2007
     Earnings            Basic    Diluted
     Over $267 million    246       302
     $200 - $266 million  246       287
     $0 - $199 million    246       270
     Loss                 246       246

1/  Data is as reported
2/ The Company believes that unit costs excluding fuel is a useful measurement to investors in monitoring the performance of the Company's costs excluding the volatility of fuel. Reconciliation to GAAP follows:

                                   Actual               Forecast
                                 Jan    Feb        Mar    1Q07   2007
Cents
AMR CASM                        11.46  11.84      11.31  11.52  11.51
Less Fuel CASM                   3.11   3.05       3.15   3.10   3.32
AMR CASM Excluding Fuel          8.35   8.79       8.16   8.42   8.19


                                   Actual               Forecast
                                 Jan    Feb        Mar    1Q07   2007
Cents
AA CASM                         10.87  11.20      10.70  10.91  10.90
Less Fuel CASM                   3.02   2.97       3.07   3.02   3.23
AA CASM Excluding Fuel           7.85   8.23       7.63   7.89   7.67